Calculation of Filing Fee Tables
S-8
CAPRICOR THERAPEUTICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	2,868,420	$ 22.63	$ 64,912,344.60	0.0001381	$ 8,964.39
Total Offering Amounts:						$ 64,912,344.60		$ 8,964.39
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,964.39
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Common Stock (the "Common Stock") of Capricor Therapeutics, Inc. (the "Registrant") that may be offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends, or similar transactions. (b) Represents 2,868,420 additional shares of Common Stock reserved for awards available for future grant under the Capricor Therapeutics, Inc. 2025 Equity Incentive Plan (the "2025 Plan"). Unless otherwise provided by the Registrant's Board of Directors or Compensation Committee, the 2025 Plan provides each fiscal year, an additional number of shares will be added which is equal to 5% of the outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year (rounded down to the nearest whole share), which for the fiscal year January 1, 2026 was equal to 2,868,420 shares. Of the total 6,368,420 shares of Common Stock reserved for issuance under the 2025 Plan, 1,782,600 shares are currently subject to outstanding awards as of January 29, 2026. (c) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and based upon a $22.63 per share average of the high and low sales prices of the Registrant's Common Stock, as reported on the Nasdaq Capital Market on January 28, 2026, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A